UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 30, 2020, Global Healthcare REIT, Inc. (“Company”), engaged the services of Brandon L. Thall as the Company’s Chief Financial Officer. Mr. Thall’s commencement date is November 30, 2020. As the Company’s CFO, Mr. Thall shall be responsible for all financial management and reporting of the Company and its subsidiaries, including ensuring the timely filing of all SEC Reports.

The following is biographical information for Mr. Thall.

Brandon L. Thall, age 37 has over 10 years experience in the financial planning and analysis (“FP&A”) field offering proven success in creating, executing, planning and scheduling all aspects of FP&A, budget, strategic planning, business intelligence, portfolio management and regulatory compliance. From December, 2019 to August, 2020, Mr. Thall held the position of FP&A Manager at Trinidad Benham Corp. and was responsible for establishing and growing that company’s FP&A team. Prior to holding this position Mr. Thall was the Director of FP&A, Underwriting and Business Intelligence for Delta Dental of Colorado. Prior to 2015 Mr. Thall held numerous positions as a Director, Vice President and Senior Analyst positions at various high profile companies.

Mr. Thall received a Bachelor of Arts degree in Economics from Colorado State University in 2006 and a Masters of Business Administration from the University of Denver, Daniels College of Business in 2010.

Mr. Thall’s employment will be “at will” and can be terminated by either party on reasonable notice. In consideration of his services rendered as CFO of the Company, Mr. Thall shall be paid an annual base salary of $180,000 and may be eligible for certain bonus incentives based upon performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 1, 2020	/s/ Lance Baller
Lance Baller, CEO